EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2020 FINANCIAL RESULTS
AND PROVIDES 2021 GUIDANCE
Conference call on Tuesday, February 16, 2021, at 8:00 a.m. Central Time.
HOUSTON, Texas, February 15, 2021 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2020.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on COVID-19 and fourth quarter results:
"As we experienced another quarter that will be remembered for its significant challenges, our associates can look back with pride for the innovative ways in which our teams stepped up to serve our communities, our customers, and each other. The steadfast dedication and courage of our teams has been nothing short of heroic over these many months and is reflective of our compassionate culture at SCI. I want to say to our entire SCI family, and particularly to our frontline associates, thank you for your courage and resolve, and for continuing to focus on the importance of the safety of our client families, communities, and colleagues.
Today we are reporting fourth quarter earnings per share of $1.15 and adjusted earnings per share of $1.13, a $0.53 increase over adjusted earnings per share for the prior year quarter. The growth was driven by elevated COVID-19 mortality which resulted in an increase in both funeral services performed and burials in our cemeteries. We also continued to benefit from a more efficient cost structure that helped drive significant improvement in both funeral and cemetery margins. Comparable preneed cemetery sales production continued to be strong and was higher by $40 million, or 16%, compared to the prior year quarter due to a higher velocity of contracts sold. Net cash provided by operating activities grew approximately $88 million over the prior year quarter, primarily due to increased operating profit."
Fourth Quarter Highlights:
–Revenue grew $120 million, or 14%, over the prior year quarter to $970 million.
–GAAP earnings per share were $1.15.
–Adjusted earnings per share grew $0.53 over the prior year quarter to $1.13.
–Net cash provided by operating activities increased $88 million, or 56%, to $245 million.
–Comparable funeral gross profit grew 44% and margin expanded 640 basis points to 27.5%.
–Comparable cemetery gross profit grew 42% and margin expanded 680 basis points to 39.0%.
–Cemetery preneed sales production grew $40 million, or 16%.
FOURTH QUARTER AND FULL YEAR SUMMARY
Details of our fourth quarter 2020 financial results and the consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$970.3	$850.8	$3,511.5	$3,230.8
Operating income	$285.4	$240.9	$842.8	$666.6
Net income attributable to common stockholders	$201.0	$147.2	$515.9	$369.6
Diluted earnings per share	$1.15	$0.79	$2.88	$1.99
Earnings excluding special items (1)	$197.7	$111.3	$521.7	$352.9
Diluted earnings per share excluding special items (1)	$1.13	$0.60	$2.91	$1.90
Diluted weighted average shares outstanding	174.6	185.2	179.0	185.5
Net cash provided by operating activities	$244.9	$156.6	$804.4	$628.8
Net cash provided by operating activities excluding special items (1)	$244.9	$156.6	$804.4	$635.2
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share were $1.15 in the fourth quarter of 2020 compared to $0.79 in the fourth quarter of 2019. The prior year quarter was positively impacted by a $48.1 million pre-tax gain on divestitures. Diluted earnings per share excluding special items were $1.13 in the fourth quarter of 2020 compared to $0.60 in the fourth quarter of 2019. The increase of $0.53 is due to higher gross profit from higher funeral services and burials performed, as well as strong growth in cemetery recognized preneed revenue. Our current period results also benefited from lower shares outstanding, lower interest expense, and a lower adjusted effective tax rate compared to the prior year quarter.

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•Net cash provided by operating activities increased $88.3 million to $244.9 million in the fourth quarter of 2020 compared to $156.6 million in the fourth quarter of 2019 primarily from robust growth in gross profit combined with lower cash interest payments and deferred payroll taxes (as allowed under the CARES Act). These increases in operating cash were partially offset by higher cash tax payments associated with higher earnings for the current period as well as other unfavorable working capital changes.
OUTLOOK FOR 2021
The guidance provided below has a wider range than usual due to the continued uncertainty around the impact of the COVID-19 pandemic. This outlook assumes that the impact of COVID-19 will continue into the first half of 2021. Our outlook for net cash provided by operating activities excluding special items reflects an estimated $20 million of payroll tax payments in 2021 that were deferred from 2020 as allowed under the CARES Act. We will also incur normal payroll taxes in 2021 of approximately $40 million (which we were able to defer in 2020). These combined items represent a $60 million of additional cash outflows when compared to 2020.

(Dollars in millions, except per share amounts)	2021 Outlook
Diluted earnings per share excluding special items (1)	$2.50 - $2.90
Net cash provided by operating activities excluding special items (1)	$600 - $700
Cash taxes included in Net cash provided by operating activities excluding special items (1)	$160
Capital improvements at existing locations and cemetery development expenditures	$235 - $255
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2021 excludes the following because this information is not currently available for 2021: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Tuesday, February 16, 2021, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 2558326. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 23, 2021 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 10150691. Additionally, a replay of the conference call will be available on our website for approximately one year.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2020, we owned and operated 1,470 funeral service locations and 483 cemeteries (of which 297 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Unforeseen effects from the COVID-19 pandemic could have material adverse consequences for our business and results of operations.
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2020 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL
APPENDIX: RESULTS FOR THE FOURTH QUARTER OF 2020
Consolidated Statement of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2020	2019	2020	2019

Revenue	$970,268	$850,760	$3,511,509	$3,230,785
Cost of revenue	(654,908)	(632,892)	(2,534,682)	(2,470,205)
Gross profit	315,360	217,868	976,827	760,580
Corporate general and administrative expenses	(31,098)	(25,022)	(141,066)	(126,886)
Gains on divestitures and impairment charges, net	1,184	48,099	7,009	32,919
Operating income	285,446	240,945	842,770	666,613
Interest expense	(36,224)	(44,458)	(163,063)	(185,843)
Losses on early extinguishment of debt, net	—	—	(18,428)	(16,637)
Other income (expense), net	233	(1,315)	781	299
Income before income taxes	249,455	195,172	662,060	464,432
Provision for income taxes	(48,364)	(47,999)	(145,923)	(94,661)
Net income	201,091	147,173	516,137	369,771
Net income attributable to noncontrolling interests	(48)	(21)	(230)	(175)
Net income attributable to common stockholders	$201,043	$147,152	$515,907	$369,596
Basic earnings per share:
Net income attributable to common stockholders	$1.17	$0.81	$2.92	$2.03
Basic weighted average number of shares	172,156	182,329	176,709	182,246
Diluted earnings per share:
Net income attributable to common stockholders	$1.15	$0.79	$2.88	$1.99
Diluted weighted average number of shares	174,587	185,193	178,990	185,523

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Consolidated Balance Sheet

(Dollars in thousands, except share amounts)
	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$230,857	$186,276
Receivables, net	92,939	81,671
Inventories	23,929	25,118
Other	28,427	80,488
Total current assets	376,152	373,553
Preneed receivables, net and trust investments	5,345,720	4,789,562
Cemetery property	1,879,340	1,873,602
Property and equipment, net	2,133,664	2,065,433
Goodwill	1,880,007	1,864,223
Deferred charges and other assets, net	1,080,053	1,029,908
Cemetery perpetual care trust investments	1,820,489	1,681,149
Total assets	$14,515,425	$13,677,430

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$575,948	$478,545
Current maturities of long-term debt	228,352	69,821
Income taxes payable	11,634	8,353
Total current liabilities	815,934	556,719
Long-term debt	3,514,182	3,513,530
Deferred revenue, net	1,488,909	1,467,103
Deferred tax liability	437,308	421,482
Other liabilities	420,039	378,074
Deferred receipts held in trust	4,272,382	3,839,376
Care trusts’ corpus	1,814,050	1,677,891
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 174,792,272 and 185,100,789 shares issued, respectively, and 170,717,236 and 181,184,963 shares outstanding, respectively	170,717	181,185
Capital in excess of par value	981,934	1,010,361
Retained earnings	560,731	601,903
Accumulated other comprehensive income	39,366	29,864
Total common stockholders’ equity	1,752,748	1,823,313
Noncontrolling interests	(127)	(58)
Total equity	1,752,621	1,823,255
Total liabilities and equity	$14,515,425	$13,677,430

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Consolidated Statement of Cash Flows

(Dollars in thousands)	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	516,137	369,771
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	18,428	16,637
Depreciation and amortization	155,299	151,000
Amortization of intangibles	22,444	25,649
Amortization of cemetery property	80,403	70,330
Amortization of loan costs	5,483	5,681
Provision for expected credit losses	13,558	9,146
Provision for deferred income taxes	7,884	23,030
Gains on divestitures and impairment charges, net	(7,009)	(32,919)
Share-based compensation	14,103	15,029
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Increase in receivables	(14,518)	(12,711)
Increase in other assets	(35,739)	(23,018)
Increase in payables and other liabilities	122,478	1,788
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(158,797)	(16,144)
Increase in deferred revenue, net	61,807	67,792
Increase (decrease) in deferred receipts held in trust	2,390	(42,306)
Net cash provided by operating activities	804,351	628,755
Cash flows from investing activities:
Capital expenditures	(222,211)	(239,957)
Business acquisitions, net of cash acquired	(64,164)	(55,644)
Real estate acquisitions	(52,079)	(51,373)
Proceeds from divestitures and sales of property and equipment	21,916	77,074
Payments for Company-owned life insurance policies	(5,352)	(9,026)
Proceeds from Company-owned life insurance policies and other	3,519	415
Net cash used in investing activities	(318,371)	(278,511)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,585,000	1,149,263
Debt issuance costs	(14,503)	(15,539)
Scheduled payments of debt	(34,489)	(25,471)
Early payments of debt	(1,371,856)	(1,164,978)
Principal payments on finance leases	(43,598)	(42,627)
Proceeds from exercise of stock options	26,671	40,922
Purchase of Company common stock	(516,870)	(129,589)
Payments of dividends	(137,392)	(131,402)
Bank overdrafts and other	14,259	328
Net cash used in financing activities	(492,778)	(319,093)
Effect of foreign currency	2,788	3,885
Net decrease in cash, cash equivalents, and restricted cash	(4,010)	35,036
Cash, cash equivalents, and restricted cash at beginning of period	242,620	207,584
Cash, cash equivalents, and restricted cash at end of period	$238,610	$242,620

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Consolidated funeral:
Atneed revenue	$296.0	$256.3	$1,092.0	$996.6
Matured preneed revenue	176.5	155.8	662.7	605.2
Core revenue	472.5	412.1	1,754.7	1,601.8
Non-funeral home revenue	17.0	13.5	61.2	52.2
Recognized preneed revenue	31.4	34.9	124.6	139.5
Other revenue	26.9	31.5	111.8	130.4
Total revenue	$547.8	$492.0	$2,052.3	$1,923.9

Gross profit	$150.9	$102.3	$494.6	$372.6
Gross profit percentage	27.5%	20.8%	24.1%	19.4%

Funeral services performed	96,668	81,294	364,312	319,616
Average revenue per service	$5,064	$5,235	$4,984	$5,175

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Consolidated cemetery:
Atneed property revenue	$36.9	$23.5	$124.5	$93.9
Atneed merchandise and service revenue	70.4	59.1	262.4	232.4
Total atneed revenue	107.3	82.6	386.9	326.3
Recognized preneed property revenue	201.7	171.9	660.0	581.7
Recognized preneed merchandise and service revenue	79.4	74.8	298.9	287.6
Total recognized preneed revenue	281.1	246.7	958.9	869.3
Core revenue	388.4	329.3	1,345.8	1,195.6
Other cemetery revenue	34.0	29.5	113.4	111.3
Total revenue	$422.4	$358.8	$1,459.2	$1,306.9

Gross profit	$164.4	$115.6	$482.2	$387.9
Gross profit percentage	38.9%	32.2%	33.0%	29.7%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2020 and 2019. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2019 and ending December 31, 2020.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2020	2019	Var	%
Comparable revenue:
Atneed revenue (1)	$286.6	$252.4	$34.2	13.5%
Matured preneed revenue (2)	174.0	154.9	19.1	12.3%
Core revenue (3)	460.6	407.3	53.3	13.1%
Non-funeral home revenue (4)	16.9	13.5	3.4	25.2%
Recognized preneed revenue (5)	30.9	34.7	(3.8)	(11.0)%
Other revenue (6)	26.9	31.3	(4.4)	(14.1)%
Total comparable revenue	$535.3	$486.8	$48.5	10.0%

Comparable gross profit	$147.3	$102.6	$44.7	43.6%
Comparable gross profit percentage	27.5%	21.1%	6.4%

Comparable services performed:
Atneed	52,236	44,150	8,086	18.3%
Matured preneed	29,085	25,349	3,736	14.7%
Total core	81,321	69,499	11,822	17.0%
Non-funeral home	13,163	10,828	2,335	21.6%
Total comparable funeral services performed	94,484	80,327	14,157	17.6%
Core cremation rate	52.5%	51.3%	1.2%
Total comparable cremation rate (7)	58.9%	57.7%	1.2%

Comparable sales average revenue per service:
Atneed	$5,487	$5,717	$(230)	(4.0)%
Matured preneed	5,982	6,111	(129)	(2.1)%
Total core	5,664	5,861	(197)	(3.4)%
Non-funeral home	1,284	1,247	37	3.0%
Total comparable average revenue per service	$5,054	$5,239	$(185)	(3.5)%

Comparable preneed sales production:
Total preneed sales	$222.9	$226.5	$(3.6)	(1.6)%
Core contracts sold	30,346	31,009	(663)	(2.1)%
Non-funeral home contracts sold	16,121	16,072	49	0.3%
Core average revenue per contract sold	$5,843	$5,867	(24)	(0.4)%
Non-funeral home average revenue per contract sold	$2,829	$2,772	$57	2.1%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased by $48.5 million, or 10.0%, in the fourth quarter of 2020 compared to the same period of 2019, primarily driven by significant growth in core funeral revenue of $53.3 million.
•The increase in core funeral revenue of $53.3 million, or 13.1%, was primarily the result of a 17.0% increase in core funeral services performed, which was somewhat offset by a 3.4% decrease in core average revenue per service. The

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core average revenue per service continued to be negatively impacted by social distancing effects from the pandemic resulting in fewer and smaller funeral memorial services. The core cremation rate increased by 120 basis points, which was in-line with expectations.
•Non-funeral home revenue increased $3.4 million, or 25.2%, as a result of a 21.6% increase in services performed and a 3.0% increase in the average revenue per service.

•Recognized preneed revenue decreased $3.8 million, or 11.0%, primarily driven by higher than usual merchandise deliveries in the prior year quarter.
•Other revenue decreased $4.4 million, or 14.1%, primarily due to lower general agency revenue as a result of a decrease in insurance-funded preneed funeral sales production as described below.
•Comparable funeral gross profit increased $44.7 million to $147.3 million and the gross profit percentage increased 640 basis points to 27.5%. Funeral margins continued to be positively impacted by growth in higher margin core business activities coupled with a more efficient cost structure that is partially due to the fewer and smaller memorial services mentioned above.
•Comparable preneed funeral sales production decreased $3.6 million, or 1.6%, in the fourth quarter of 2020 compared to 2019. We experienced a 2.5% decrease at our core funeral locations somewhat offset by a 2.4% increase at our non-funeral home locations. Although these results are improved from previous quarters, we continued to be impacted by social distancing restrictions on two of our primary lead sources, in-person seminars and in-home follow-up visits.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2020 and 2019. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2019 and ending December 31, 2020.

(Dollars in millions)	Three Months Ended December 31,
	2020	2019	Var	%
Comparable revenue:
Atneed property revenue	$36.9	$23.4	$13.5	57.7%
Atneed merchandise and service revenue	70.4	59.0	11.4	19.3%
Total atneed revenue (1)	107.3	82.4	24.9	30.2%
Recognized preneed property revenue	201.6	171.6	30.0	17.5%
Recognized preneed merchandise and service revenue	79.4	74.7	4.7	6.3%
Total recognized preneed revenue (2)	281.0	246.3	34.7	14.1%
Core revenue (3)	388.3	328.7	59.6	18.1%
Other revenue (4)	33.9	29.6	4.3	14.5%
Total comparable revenue	$422.2	$358.3	$63.9	17.8%

Comparable gross profit	$164.5	$115.5	$49.0	42.4%
Comparable gross profit percentage	39.0%	32.2%	6.8%

Comparable preneed and atneed sales production:
Property	$230.6	$189.1	$41.5	21.9%
Merchandise and services	173.2	141.5	31.7	22.4%
Discounts and other	(2.7)	(1.4)	(1.3)	(92.9)%
Preneed and atneed sales production	$401.1	$329.2	$71.9	21.8%

Recognition rate (5)	96.8%	99.9%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $63.9 million, or 17.8%, in the fourth quarter of 2020 compared to the fourth quarter of 2019. The increase was primarily due to a $59.6 million, or 18.1%, increase in core revenue.

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•The core revenue growth of $59.6 million was a result of a $24.9 million, or 30.2%, increase in atneed revenue that was driven by a higher number of burials performed and a $34.7 million, or 14.1%, increase in recognized preneed revenue driven by strong comparable preneed cemetery property sales production for the period as described below.
•Other revenue increased $4.3 million, or 14.5%, primarily from higher endowment care trust fund income due to the timing of capital gains and other distributions.
•Comparable cemetery gross profit increased $49.0 million to $164.5 million. The gross profit percentage increased 680 basis points to 39.0%, resulting from the favorable cemetery revenue increases described above coupled with a more efficient cost structure.
•Comparable preneed cemetery sales production was favorable by $39.6 million, or 16.0%, primarily driven by increases in contracts sold as well as higher large sales activity for the period. Similar to what we experienced in previous quarters, our continued expansion of virtual tools, customer sales incentives, and improved leads from atneed services and Company-generated leads, drove higher sales velocity. We continued to experience higher conversion and close rates due to the consumer's increased awareness related to the possible impact of COVID-19, coupled with an increase in location traffic due to higher funeral services and burials performed.
Other Financial Results
•Corporate general and administrative expenses increased $6.1 million to $31.1 million in the fourth quarter of 2020 compared to the same period in 2019. This was primarily related to higher legal expenses in the current year quarter. Additionally, the fourth quarter of 2019 benefited from $3.3 million of insurance proceeds for damages caused by various hurricanes.
•Interest expense decreased $8.2 million to $36.2 million in the fourth quarter of 2020 primarily due to lower interest rates on our floating rate debt and other debt refinancing activities over the last twelve months.
•The GAAP effective income tax rate for the fourth quarter of 2020 was 19.4% down from 24.6% in the prior year quarter. Our adjusted effective income tax rate was 20.4% in the fourth quarter of 2020 compared to 24.3% in the prior year quarter. The lower tax rates in the current period were primarily due to less state taxes due to the release of valuation allowances coupled with greater excess tax benefits on a higher number of exercised stock options during the quarter.

Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$244.9	$156.6	$804.4	$628.8
Legal settlement payments	—	$—	—	$6.4
Net cash provided by operating activities excluding special items	$244.9	$156.6	$804.4	$635.2
Cash taxes included in net cash provided by operating activities excluding special items	$36.0	$11.1	$132.9	$65.8

Net cash provided by operating activities increased $88.3 million to $244.9 million in the fourth quarter of 2020 compared to $156.6 million in the fourth quarter of 2019. This increase is primarily due to higher gross profit of $97.5 million coupled with $28.1 million lower cash interest payments resulting from recent debt transactions. We also continued to benefit by $12.6 million from the deferral of payroll taxes as allowed under the CARES Act. These increases were partially offset by an increase in federal and state cash tax payments of $24.9 million compared to the prior year quarter predominately due to higher earnings in the current period as well as increased preneed working capital uses during the quarter. The reduction in working capital primarily related to the substantial growth in cemetery preneed property sales in the quarter. Recall that cash receipts related to preneed property sales are generally received on an installment basis over a three to five year period.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Capital improvements at existing operating locations	$33.1	$34.7	$96.8	$126.5
Development of cemetery property	23.3	19.5	88.8	77.9
Capital improvements at existing operating locations and cemetery development expenditures	56.4	54.2	185.6	204.4
Growth capital expenditures/construction of new funeral service locations	10.2	8.6	36.6	35.6
Total capital expenditures	$66.6	$62.8	$222.2	$240.0

Total capital expenditures increased in the current quarter by $3.8 million primarily due to the timing of various cemetery development and construction projects throughout the year as we navigate the COVID-19 pandemic.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of December 31, 2020 is set forth below:

	Three Months	Twelve Months
Preneed funeral	13.3%	16.5%
Preneed cemetery	13.9%	16.7%
Cemetery perpetual care	11.4%	13.4%
Combined trust funds	12.9%	15.6%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended December 31,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$201.0	$1.15	$147.2	$0.79
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(1.2)	—	(48.1)	(0.26)
Tax reconciling items:
Tax effect from special items	0.6	—	13.1	0.07
Change in income tax adjustments	(2.7)	(0.02)	(0.9)	—
Earnings excluding special items and diluted earnings per share excluding special items	$197.7	$1.13	$111.3	$0.60

Diluted weighted average shares outstanding		174.6		185.2

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(Dollars in millions, except diluted EPS)	Twelve Months Ended December 31,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$515.9	$2.88	$369.6	$1.99
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(7.0)	(0.03)	(32.9)	(0.18)
Losses on early extinguishment of debt, net	18.4	0.10	16.6	0.09
Legal settlements	—	—	6.4	0.03
Tax reconciling items:
Tax effect from special items	(2.6)	(0.02)	4.1	0.02
Change in uncertain tax reserves and other income tax adjustments(1)	(3.0)	(0.02)	(10.9)	(0.05)
Earnings excluding special items and diluted earnings per share excluding special items	$521.7	$2.91	$352.9	$1.90

Diluted weighted average shares outstanding		179.0		185.5
(1) 2019 is impacted by the reduction in tax liability as a result of the expiration of statutes of limitation.

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